Dallas, TX/April 21, 2020
FIRST QUARTER 2020 NET LOSS OF $65 MILLION
Comerica is Well-Positioned to Navigate These Challenging Times
Well-Capitalized, Strong Liquidity Base and Solid Operating Leverage
Record $53.5 Billion in Period-End Loans, up $3.1 Billion to Support Customers' Needs
Allowance for Loan Losses of $916 Million, or 1.71% of Total Loans
Provision Reflects Stress on Energy Loans and Expected Recessionary Environment

"The well-being of our customers, employees and communities is our priority during this challenging time," said Curt C. Farmer, Comerica Chairman, President and Chief Executive Officer. "Comerica has quickly adapted to the COVID-19 crisis. I am proud of the work our team has done to ensure we continue to deliver products and services. During times of stress, our conservative approach to banking, including liquidity and capital management, serves us well. Over our 170-year history, we have managed through many economic cycles, demonstrating our resiliency and our ability to work cohesively and leverage our ingenuity and entrepreneurial spirit. Helping our customers navigate changing environments by providing our expertise, products and services is at the heart of Comerica’s relationship banking strategy.

“Our first quarter results reflect a large increase in our credit reserves and, to a much lesser degree, the net impact of the decline in interest rates. We prudently increased our credit reserves in light of the economic outlook, particularly as it relates to Energy. Loans increased over $3 billion in the latter half of March to a record level, as we appropriately supported customers' borrowing needs.  Relative to the first quarter last year, average deposits were up $2.8 billion, or 5 percent. Compared to the previous quarter, noninterest income included a decline in noncustomer-related activity as well as lower loan syndication volume. Expenses were well controlled and resulted in an efficiency ratio of under 57 percent. We have suspended our share repurchase program and remain focused on deploying our capital to meet our customers' financing requirements.”

(dollar amounts in millions, except per share data)	1st Qtr '20	4th Qtr '19	1st Qtr '19
FINANCIAL RESULTS
Net interest income	$513	$544	$606
Provision for credit losses	411	8	(13)
Noninterest income	237	266	238
Noninterest expenses	425	451	433
Pre-tax (loss) income	(86)	351	424
(Benefit) provision for income taxes	(21)	82	85
Net (loss) income	$(65)	$269	$339
Diluted (losses) earnings per common share	$(0.46)	$1.85	$2.11
Period-end loans	53,458	50,369	50,302
Period-end deposits	57,366	57,295	54,091
Average loans	49,604	50,505	49,677
Average deposits	56,768	57,178	53,996
Efficiency ratio (a)	56.57%	55.46%	50.81%
Net interest margin	3.06	3.20	3.79
Common equity Tier 1 capital ratio (b)	9.51	10.13	10.78
Common equity ratio	9.70	9.98	10.48
Common shareholders' equity per share of common stock	$53.24	$51.57	$47.67
Tangible common equity per share of common stock (c)	48.65	47.07	43.55

(a)
Noninterest expenses as a percentage of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(b)	Estimated for March 31, 2020, reflects deferral of CECL model impact as calculated per regulatory guidance.

(c)	See Reconciliation of Non-GAAP Financial Measures.

First Quarter 2020 Compared to Fourth Quarter 2019 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $901 million to $49.6 billion.

•
An increase in Commercial Real Estate was more than offset by a decrease in Mortgage Banker Finance from higher seasonal activity and refinance volumes in the prior quarter, as well as decreases in National Dealer Services and Energy.

•	The average yield on loans decreased 24 basis points to 4.19 percent, reflecting the lower interest rate environment.

•	Period-end loans increased $3.1 billion to a record $53.5 billion.

◦
Reflected a $747 million increase in Mortgage Banker Finance due to higher refinance volume in the latter half of March as rates declined, as well as a combined increase of $2.1 billion in Corporate Banking, Commercial Real Estate, General Middle Market and Technology and Life Sciences as customer draws increased to meet liquidity needs.

Deposits relatively stable at $56.8 billion.

•	An increase in relationship-based interest-bearing deposits was offset by decreases in other time (consisting of brokered deposits) and noninterest-bearing deposits.

•	The average cost of interest-bearing deposits decreased 16 basis points to 76 basis points, reflecting prudent management of relationship pricing in a falling rate environment.

•	Period-end deposits were also stable at $57.4 billion, reflecting higher relationship-based deposits, offset by lower other time deposits (consisting of brokered deposits).
Net interest income decreased $31 million to $513 million.

•	Reflected the net impact of lower interest rates including deposit pricing ($15 million), and, to a lesser extent, lower average loan balances and one less day in the quarter.
Provision for credit losses increased to $411 million.

•
The allowance for loan losses, calculated using the current expected credit loss (CECL) model, increased $279 million to $916 million, or 1.71 percent of total loans, reflecting the forecasted impact of the COVID-19 pandemic, including the economic impacts of social distancing, and continued pressures on Energy.

•	Net credit-related charge-offs totaled $84 million, or 0.68 percent of average loans. Excluding Energy, net charge-offs totaled $17 million, or 0.13 percent of average loans.
Noninterest income decreased $29 million to $237 million.

•
Excluding a decline in noncustomer activity due to a $7 million decrease in deferred compensation asset returns (offset in noninterest expenses) and a $6 million gain on the sale of Comerica's Health Savings Account business in fourth quarter 2019, noninterest income decreased $16 million.

•	Reflected decreases of $8 million in commercial lending fees (primarily syndication agent fees), $4 million in customer derivative income and $3 million in card fees.

◦	Record level of customer derivative income was more than offset by a $16 million change in credit valuation adjustment.
Noninterest expenses decreased $26 million to $425 million.
Results include a $7 million reduction to outside processing expense with a corresponding increase to software expense from a change in accounting classification during first quarter 2020.

•
The decrease in noninterest expenses included declines of $15 million in salaries and benefits expense, $6 million in outside processing fee expense (net of classification change), $4 million in occupancy expense and $3 million in advertising expense.

◦
Salaries and benefits expense included a $7 million decrease in deferred compensation expense (offset in noninterest income), a net decrease of $5 million in incentive and annual stock-based compensation, as well as a $5 million decrease in technology-related contingent labor costs and a $4 million seasonal decrease in staff health insurance costs, partially offset by an $8 million seasonal increase in payroll taxes.

Provision for income taxes was a benefit of $21 million.
Capital position remained solid with a common equity Tier 1 capital ratio of 9.51 percent.

•
Comerica joined other U.S. financial institutions in suspending its share repurchase program through the end of the second quarter of 2020, with a focus on deploying capital to meet customers' growing financing requirements.

•
Returned a total of $283 million to shareholders, including an increase in the dividend to 68 cents per share and the repurchase of $189 million of common stock (3.2 million shares) prior to the suspension of the repurchase plan.

•
Newly issued regulatory relief to defer the impact of adopting the CECL model for measuring credit losses expected to provide a benefit of approximately 10 basis points to the estimated common equity Tier 1 capital ratio.

First Quarter 2020 Compared to First Quarter 2019 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans were relatively stable, reflecting increases in Commercial Real Estate and Mortgage Banker Finance, offset by a decline in National Dealer Services. The average yield on loans declined 88 basis points, consistent with the lower interest rate environment.

•
Period-end loans increased $3.2 billion to $53.5 billion, reflecting a $1.8 billion increase in Mortgage Banker Finance, as well as a combined increase of $1.8 billion in Commercial Real Estate and Corporate Banking as customers met their liquidity needs, partially offset by decreases in National Dealer Services and Energy.

Deposits increased $2.8 billion, reflecting an increase in relationship-based interest-bearing deposits, partially offset by decreases in other time (consisting of brokered deposits) and noninterest-bearing deposits. The average cost of interest-bearing deposits was relatively stable, declining 2 basis points to 76 basis points.

•	Period-end deposits increased $3.3 billion to $57.4 billion, reflecting higher relationship-based deposits, partially offset by lower other time deposits (consisting of brokered deposits).
Net interest income decreased $93 million, reflecting the impact of lower short-term rates on loans.
Provision for credit losses, calculated using the CECL model effective first quarter 2020, increased $424 million, reflecting the forecasted impact of the COVID-19 pandemic, including the economic impacts of social distancing, and continued pressures on Energy.
Noninterest income was stable at $237 million, including a reduction in net securities losses (primarily due to a repositioning loss recorded in first quarter 2019), as well as increased fiduciary income, offset by decreases in commercial lending fees, deferred compensation asset returns (offset in noninterest expenses) and card fees.
Noninterest expenses decreased $8 million, reflecting decreases in salaries and benefits expense, partially offset by increases in operational losses, FDIC insurance expense and advertising expense.
Results include a $7 million reduction to outside processing expense with a corresponding increase to software expense from a change in accounting classification during first quarter 2020.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	1st Qtr '20	4th Qtr '19	1st Qtr '19
Net interest income	$513	$544	$606
Net interest margin	3.06%	3.20%	3.79%
Selected balances:
Total earning assets	$67,496	$67,710	$64,618
Total loans	49,604	50,505	49,677
Total investment securities	12,331	12,225	11,955
Federal Reserve Bank deposits	5,147	4,597	2,642

Total deposits	56,768	57,178	53,996
Total noninterest-bearing deposits	26,761	26,966	26,872
Short-term borrowings	157	60	221
Medium- and long-term debt	7,324	7,305	6,694
Net interest income decreased $31 million, and net interest margin decreased 14 basis points, compared to fourth quarter 2019.

•
Interest income on loans decreased $47 million and reduced net interest margin by 21 basis points, due to lower short-term rates (-$27 million, -16 basis points), lower loan balances (-$8 million, -2 basis points), one less day in the quarter (-$6 million), lower loan fees (-$2 million, -1 basis point) as well as the impact of nonaccrual loans and other portfolio dynamics (-$4 million, -2 basis points).

•
Interest income on short-term investments decreased $2 million and reduced net interest margin by 4 basis points, primarily reflecting lower rates (-$4 million, -2 basis points), partially offset by an increase in lower-yielding deposits with the Federal Reserve Bank (+$2 million, -2 basis points).

•
Interest expense on deposits decreased $14 million and improved net interest margin by 8 basis points, primarily due to lower deposit costs (+$12 million, +7 basis points), as well as lower deposit balances and one less day in the quarter.

•	Interest expense on debt decreased $5 million and increased net interest margin by 3 basis points, primarily due to lower rates.
The net impact of lower rates, including deposit pricing, to the first quarter net interest income was a reduction of $15 million and 8 basis points to the net interest margin.

Credit Quality
“The path of the emerging recession remains uncertain, as we have just begun to see the economic impacts of the COVID-19 health crisis, and the fiscal and monetary policy response has been unprecedented and massive," said Farmer. "The Energy sector has been under pressure for the past several quarters, and the situation has eroded further with significant supply and demand imbalances. Therefore, we prudently increased our credit reserves to over $900 million, or 1.71 percent of total loans. This included an increase in the allocation of reserves to Energy loans to over 10 percent. We are proactively reaching out to customers and closely monitoring our portfolio for the impacts of social distancing as well as volatile energy prices. We believe that our reserves are appropriate, and that we are well positioned. Our consistent, conservative underwriting standards have served us well through economic cycles, as demonstrated by our superior credit performance through the Great Recession.”

(dollar amounts in millions)	1st Qtr '20	4th Qtr '19	1st Qtr '19
Credit-related charge-offs	$89	$27	$20
Recoveries	5	6	9
Net credit-related charge-offs	84	21	11
Net credit-related charge-offs/Average total loans	0.68%	0.16%	0.08%
Provision for credit losses	$411	$8	$(13)

Nonperforming loans	239	204	198
Nonperforming assets (NPAs)	250	215	199
NPAs/Total loans and foreclosed property	0.47%	0.43%	0.40%
Loans past due 90 days or more and still accruing	$64	$26	$24
Allowance for loan losses	916	637	647
Allowance for credit losses on lending-related commitments (a)	62	31	30
Total allowance for credit losses	978	668	677
Allowance for loan losses/Period-end total loans	1.71%	1.27%	1.29%
Allowance for loan losses/Nonperforming loans	3.8x	3.1x	3.3x

(a)	Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

Adoption of the CECL model in first quarter 2020 resulted in a $17 million decrease to the allowance for credit losses as of January 1, 2020.

•
The allowance for loan losses increased $279 million to $916 million, or 1.71 percent of total loans, reflecting the forecasted impact of the COVID-19 pandemic, including the economic impacts of social distancing, and continued pressures on Energy.

◦
Energy loans totaled $2.1 billion, or 4 percent of total loans at March 31, 2020. The allocation of reserves for Energy loans increased to over 10 percent in response to the imbalance in supply and demand of oil markets as well as reduced capital market activity.

•
Criticized loans increased $337 million to $2.5 billion, less than 5 percent of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

◦	Criticized Energy loans increased $127 million to $493 million, or 20 percent of total criticized loans.

◦	Also included $321 million of criticized Technology and Life Sciences loans, which increased $106 million to 13 percent of total criticized loans.

•	Net charge-offs were $84 million, or 0.68 percent of average loans.

◦	Energy net charge-offs were $67 million compared to $19 million in fourth quarter 2019. Excluding Energy, net charge-offs totaled $17 million, or 0.13 percent of average loans.

•
Nonperforming assets increased $35 million to $250 million. Nonperforming assets as a percentage of total loans and foreclosed property increased to 0.47 percent compared to 0.43 percent in fourth quarter 2019.

◦	Nonperforming Energy loans increased $22 million to $65 million.

Outlook for Second Quarter 2020 Compared to First Quarter 2020
Based on management expectations for recessionary conditions:

•
Growth in average loans, reflecting an increase in Mortgage Banker Finance and support of customers' liquidity needs, including through the Paycheck Protection Program, partly offset by customers' reduced working capital and capital expenditure needs.

•	Growth in average deposits as customers conserve liquidity and receive benefits of economic stimulus programs, partly offset by customers using cash to meet operating needs.

•	Decrease in net interest income due to the net impact of lower interest rates, partially offset by loan growth.

◦	Estimated $55 million net reduction from lower interest rates.

•
Provision for credit losses highly uncertain, reflective of economic environment, including the effects resulting from the duration and severity of the COVID-19 pandemic. Current reserve is appropriate based on expected recessionary conditions as of March 31, 2020.

•	Stable noninterest income with increase in card fees offset by reduced economic activity and lower market-based fees.

•
Increase in noninterest expenses from higher outside processing expenses and costs related to the COVID-19 pandemic as well as the impact of merit increases, partially offset by continued expense discipline.

•	Capital to reflect suspension of share repurchase program and focus on supporting customers' financing needs as well as providing an attractive dividend.

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at March 31, 2020. A discussion of business segment and geographic market year-to-date results will be included in Comerica's First Quarter 2020 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review first quarter 2020 financial results at 7 a.m. CT Tuesday, April 21, 2020. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 3289618). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); financial reporting risks (changes in accounting standards and the critical nature of Comerica's accounting policies); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including the Covid-19 global pandemic; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2019. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Wendy Bridges	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Louis H. Mora	Amanda Perkins
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2020	2019	2019
PER COMMON SHARE AND COMMON STOCK DATA
Diluted (losses) earnings per common share	$(0.46)	$1.85	$2.11
Cash dividends declared	0.68	0.67	0.67
Average diluted shares (in thousands)	140,554	144,566	159,518
PERFORMANCE RATIOS
Return on average common shareholders' equity	(3.49)%	14.74%	18.44%
Return on average assets	(0.35)	1.46	1.97
Efficiency ratio (a)	56.57	55.46	50.81
CAPITAL
Common equity tier 1 capital (b)	$6,654	$6,919	$7,277
Risk-weighted assets (b)	69,996	68,273	67,532
Common equity tier 1 and tier 1 risk-based capital ratio (b)	9.51%	10.13%	10.78%
Total risk-based capital ratio (b)	11.83	12.13	12.80
Leverage ratio (b)	9.13	9.51	10.40
Common shareholders' equity per share of common stock	53.24	51.57	47.67
Tangible common equity per share of common stock (c)	48.65	47.07	43.55
Common equity ratio	9.70	9.98	10.48
Tangible common equity ratio (c)	8.93	9.19	9.66
AVERAGE BALANCES
Commercial loans	$30,697	$31,808	$31,461
Real estate construction loans	3,564	3,398	3,238
Commercial mortgage loans	9,638	9,356	8,997
Lease financing	582	586	519
International loans	1,004	1,030	1,014
Residential mortgage loans	1,855	1,887	1,965
Consumer loans	2,264	2,440	2,483
Total loans	49,604	50,505	49,677
Earning assets	67,496	67,710	64,618
Total assets	73,265	73,151	69,771
Noninterest-bearing deposits	26,761	26,966	26,872
Interest-bearing deposits	30,007	30,212	27,124
Total deposits	56,768	57,178	53,996
Common shareholders' equity	7,438	7,237	7,459
NET INTEREST INCOME
Net interest income	$513	$544	$606
Net interest margin	3.06%	3.20%	3.79%
CREDIT QUALITY
Total nonperforming assets	$250	$215	$199
Loans past due 90 days or more and still accruing	64	26	24
Net credit-related charge-offs	84	21	11
Allowance for loan losses	916	637	647
Allowance for credit losses on lending-related commitments	62	31	30
Total allowance for credit losses (d)	978	668	677
Allowance for loan losses as a percentage of total loans	1.71%	1.27%	1.29%
Net credit-related charge-offs as a percentage of average total loans	0.68	0.16	0.08
Nonperforming assets as a percentage of total loans and foreclosed property	0.47	0.43	0.40
Allowance for loan losses as a percentage of total nonperforming loans	3.8x	3.1x	3.3x
OTHER KEY INFORMATION
Number of banking centers	436	436	436
Number of employees - full time equivalent	7,753	7,747	7,675

(a)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net (losses) gains from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(b)	Estimated for March 31, 2020, reflects deferral of CECL model impact as calculated per regulatory guidance.

(c)	See Reconciliation of Non-GAAP Financial Measures.

(d)	Allowance for credit losses for March 31, 2020 calculated using the CECL model effective first quarter 2020.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2020	2019	2019
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$848	$973	$1,063
Interest-bearing deposits with banks	4,007	4,845	2,418
Other short-term investments	138	155	136
Investment securities available-for-sale	13,041	12,398	12,212
Commercial loans	34,249	31,473	32,007
Real estate construction loans	3,756	3,455	3,291
Commercial mortgage loans	9,698	9,559	8,989
Lease financing	584	588	535
International loans	1,035	1,009	1,040
Residential mortgage loans	1,821	1,845	1,949
Consumer loans	2,315	2,440	2,491
Total loans	53,458	50,369	50,302
Less allowance for loan losses	(916)	(637)	(647)
Net loans	52,542	49,732	49,655
Premises and equipment	454	457	474
Accrued income and other assets	5,307	4,842	4,732
Total assets	$76,337	$73,402	$70,690
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$27,646	$27,382	$26,242
Money market and interest-bearing checking deposits	24,475	24,527	22,889
Savings deposits	2,258	2,184	2,175
Customer certificates of deposit	2,958	2,978	2,258
Other time deposits	—	133	518
Foreign office time deposits	29	91	9
Total interest-bearing deposits	29,720	29,913	27,849
Total deposits	57,366	57,295	54,091
Short-term borrowings	2,263	71	935
Accrued expenses and other liabilities	1,872	1,440	1,407
Medium- and long-term debt	7,434	7,269	6,848
Total liabilities	68,935	66,075	63,281
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,168	2,174	2,159
Accumulated other comprehensive income (loss)	174	(235)	(513)
Retained earnings	9,389	9,538	8,979
Less cost of common stock in treasury - 89,127,359 shares at 3/31/2020, 86,069,234 shares at 12/31/2019 and 72,747,011 shares at 3/31/2019	(5,470)	(5,291)	(4,357)
Total shareholders' equity	7,402	7,327	7,409
Total liabilities and shareholders' equity	$76,337	$73,402	$70,690

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2020 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2019		First Quarter 2019
(in millions, except per share data)	2020	2019	2019	2019	2019	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$517	$564	$619	$635	$621	$(47)	(8)%	$(104)	(17)%
Interest on investment securities	74	75	75	75	72	(1)	(1)	2	2
Interest on short-term investments	18	20	17	17	17	(2)	(9)	1	7
Total interest income	609	659	711	727	710	(50)	(8)	(101)	(14)
INTEREST EXPENSE
Interest on deposits	56	70	73	67	52	(14)	(20)	4	9
Interest on short-term borrowings	—	—	2	6	1	—	—	(1)	n/m
Interest on medium- and long-term debt	40	45	50	51	51	(5)	(12)	(11)	(23)
Total interest expense	96	115	125	124	104	(19)	(17)	(8)	(8)
Net interest income	513	544	586	603	606	(31)	(6)	(93)	(15)
Provision for credit losses	411	8	35	44	(13)	403	n/m	424	n/m
Net interest income after provision for credit losses	102	536	551	559	619	(434)	(81)	(517)	(83)
NONINTEREST INCOME
Card fees	59	62	67	65	63	(3)	(6)	(4)	(8)
Fiduciary income	54	52	53	52	49	2	4	5	10
Service charges on deposit accounts	49	50	51	51	51	(1)	(3)	(2)	(3)
Commercial lending fees	17	25	23	21	22	(8)	(30)	(5)	(22)
Foreign exchange income	11	11	11	11	11	—	—	—	—
Bank-owned life insurance	12	10	11	11	9	2	13	3	25
Letter of credit fees	9	9	10	10	9	—	—	—	—
Brokerage fees	7	7	7	7	7	—	—	—	—
Net securities (losses) gains	(1)	1	—	—	(8)	(2)	n/m	7	(93)
Other noninterest income	20	39	23	22	25	(19)	(47)	(5)	(16)
Total noninterest income	237	266	256	250	238	(29)	(11)	(1)	(1)
NONINTEREST EXPENSES
Salaries and benefits expense	242	257	253	245	265	(15)	(6)	(23)	(9)
Outside processing fee expense	57	70	66	65	63	(13)	(18)	(6)	(9)
Occupancy expense	37	41	39	37	37	(4)	(9)	—	—
Software expense	37	30	30	28	29	7	27	8	28
Equipment expense	12	13	13	12	12	(1)	(12)	—	—
Advertising expense	7	10	10	9	5	(3)	(33)	2	34
FDIC insurance expense	8	6	6	6	5	2	32	3	63
Other noninterest expenses	25	24	18	22	17	1	6	8	47
Total noninterest expenses	425	451	435	424	433	(26)	(6)	(8)	(2)
(Loss) income before income taxes	(86)	351	372	385	424	(437)	n/m	(510)	n/m
(Benefit) provision for income taxes	(21)	82	80	87	85	(103)	n/m	(106)	n/m
NET (LOSS) INCOME	(65)	269	292	298	339	(334)	n/m	(404)	n/m
Less income allocated to participating securities	—	2	2	1	2	(2)	n/m	(2)	n/m
Net (loss) income attributable to common shares	$(65)	$267	$290	$297	$337	$(332)	n/m	$(402)	n/m
(Losses) earnings per common share:
Basic	$(0.46)	$1.87	$1.98	$1.95	$2.14	$(2.33)	n/m	$(2.60)	n/m
Diluted	(0.46)	1.85	1.96	1.94	2.11	(2.31)	n/m	(2.57)	n/m
Comprehensive income	344	370	338	429	435	(26)	(7)	(91)	(21)
Cash dividends declared on common stock	94	96	97	100	105	(2)	(2)	(11)	(10)
Cash dividends declared per common share	0.68	0.67	0.67	0.67	0.67	0.01	1	0.01	1
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2020	2019
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance at beginning of period	$637	$652	$657	$647	$671
Cumulative effect of change in accounting principle	(17)	—	—	—	—
Loan charge-offs:
Commercial	87	24	59	42	18
Commercial mortgage	—	2	—	—	1
International	—	—	—	1	—
Residential mortgage	—	—	1	—	—
Consumer	2	1	1	1	1
Total loan charge-offs	89	27	61	44	20
Recoveries on loans previously charged-off:
Commercial	3	3	17	7	8
Commercial mortgage	2	1	—	3	—
International	—	1	—	—	—
Residential mortgage	—	—	1	—	—
Consumer	—	1	1	1	1
Total recoveries	5	6	19	11	9
Net loan charge-offs	84	21	42	33	11
Provision for loan losses	380	6	37	43	(13)
Balance at end of period	$916	$637	$652	$657	$647
Allowance for loan losses as a percentage of total loans	1.71%	1.27%	1.27%	1.27%	1.29%
Net loan charge-offs as a percentage of average total loans	0.68	0.16	0.33	0.26	0.08

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries
	2020	2019
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance at beginning of period	$31	$29	$31	$30	$30
Add: Provision for credit losses on lending-related commitments	31	2	(2)	1	—
Balance at end of period	$62	$31	$29	$31	$30

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2020	2019
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$173	$148	$152	$155	$114
Commercial mortgage	19	14	13	12	16
Lease financing	1	—	—	1	2
International	—	—	2	3	3
Total nonaccrual business loans	193	162	167	171	135
Retail loans:
Residential mortgage	20	20	36	35	37
Consumer:
Home equity	22	17	17	18	19
Total nonaccrual retail loans	42	37	53	53	56
Total nonaccrual loans	235	199	220	224	191
Reduced-rate loans	4	5	6	6	7
Total nonperforming loans	239	204	226	230	198
Foreclosed property	11	11	3	3	1
Total nonperforming assets	$250	$215	$229	$233	$199
Nonperforming loans as a percentage of total loans	0.45%	0.40%	0.44%	0.44%	0.39%
Nonperforming assets as a percentage of total loans and foreclosed property	0.47	0.43	0.44	0.45	0.40
Allowance for loan losses as a multiple of total nonperforming loans	3.8x	3.1x	2.9x	2.9x	3.3x
Loans past due 90 days or more and still accruing	$64	$26	$31	$17	$24
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$199	$220	$224	$191	$221
Loans transferred to nonaccrual (a)	137	48	85	93	4
Nonaccrual loan gross charge-offs	(89)	(27)	(61)	(44)	(20)
Loans transferred to accrual status (a)	—	(7)	—	—	—
Nonaccrual loans sold	—	(10)	—	(5)	—
Payments/Other (b)	(12)	(25)	(28)	(11)	(14)
Nonaccrual loans at end of period	$235	$199	$220	$224	$191
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$30,697	$314	4.07%	$31,808	$353	4.37%	$31,461	$394	5.07%
Real estate construction loans	3,564	43	4.85	3,398	44	5.16	3,238	46	5.74
Commercial mortgage loans	9,638	101	4.21	9,356	105	4.45	8,997	114	5.14
Lease financing	582	5	3.63	586	5	3.72	519	5	3.87
International loans	1,004	11	4.48	1,030	12	4.73	1,014	13	5.37
Residential mortgage loans	1,855	17	3.67	1,887	18	3.79	1,965	19	3.85
Consumer loans	2,264	26	4.60	2,440	27	4.48	2,483	30	4.98
Total loans	49,604	517	4.19	50,505	564	4.43	49,677	621	5.07

Mortgage-backed securities	9,514	57	2.42	9,431	58	2.45	9,225	56	2.41
Other investment securities	2,817	17	2.48	2,794	17	2.46	2,730	16	2.32
Total investment securities	12,331	74	2.43	12,225	75	2.45	11,955	72	2.39

Interest-bearing deposits with banks	5,407	18	1.34	4,828	20	1.64	2,852	17	2.40
Other short-term investments	154	—	1.09	152	—	1.11	134	—	1.33
Total earning assets	67,496	609	3.64	67,710	659	3.87	64,618	710	4.44

Cash and due from banks	838			861			925
Allowance for loan losses	(693)			(663)			(672)
Accrued income and other assets	5,624			5,243			4,900
Total assets	$73,265			$73,151			$69,771

Money market and interest-bearing checking deposits	$24,654	45	0.73	$24,629	57	0.91	$22,612	47	0.83
Savings deposits	2,202	—	0.06	2,169	—	0.06	2,170	—	0.04
Customer certificates of deposit	2,999	11	1.42	2,935	11	1.42	2,170	4	0.81
Other time deposits	70	—	2.00	410	2	2.33	160	1	2.34
Foreign office time deposits	82	—	1.30	69	—	1.33	12	—	1.55
Total interest-bearing deposits	30,007	56	0.76	30,212	70	0.92	27,124	52	0.78
Short-term borrowings	157	—	0.82	60	—	1.60	221	1	2.39
Medium- and long-term debt	7,324	40	2.15	7,305	45	2.41	6,694	51	3.06
Total interest-bearing sources	37,488	96	1.03	37,577	115	1.21	34,039	104	1.23
Noninterest-bearing deposits	26,761			26,966			26,872
Accrued expenses and other liabilities	1,578			1,371			1,401
Total shareholders' equity	7,438			7,237			7,459
Total liabilities and shareholders' equity	$73,265			$73,151			$69,771
Net interest income/rate spread		$513	2.61		$544	2.66		$606	3.21
Impact of net noninterest-bearing sources of funds			0.45			0.54			0.58
Net interest margin (as a percentage of average earning assets)			3.06%			3.20%			3.79%

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Income (Loss)	Earnings	Stock	Equity
BALANCE AT DECEMBER 31, 2018	160.1	$1,141	$2,148	$(609)	$8,781	$(3,954)	$7,507
Cumulative effect of change in accounting principle	—	—	—	—	(14)	—	(14)
Net income	—	—	—	—	339	—	339
Other comprehensive income, net of tax	—	—	—	96	—	—	96
Cash dividends declared on common stock ($0.67 per share)	—	—	—	—	(105)	—	(105)
Purchase of common stock	(5.2)	—	—	—	—	(434)	(434)
Net issuance of common stock under employee stock plans	0.5	—	(13)	—	(22)	31	(4)
Share-based compensation	—	—	24	—	—	—	24
BALANCE AT MARCH 31, 2019	155.4	$1,141	$2,159	$(513)	$8,979	$(4,357)	$7,409
BALANCE AT DECEMBER 31, 2019	142.1	$1,141	$2,174	$(235)	$9,538	$(5,291)	$7,327
Cumulative effect of change in accounting principle	—	—	—	—	13	—	13
Net loss	—	—	—	—	(65)	—	(65)
Other comprehensive income, net of tax	—	—	—	409	—	—	409
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	(94)	—	(94)
Purchase of common stock	(3.4)	—	—	—	—	(195)	(195)
Net issuance of common stock under employee stock plans	0.3	—	(14)	—	(3)	16	(1)
Share-based compensation	—	—	8	—	—	—	8
BALANCE AT MARCH 31, 2020	139.0	$1,141	$2,168	$174	$9,389	$(5,470)	$7,402

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended March 31, 2020	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$380	$125	$41	$(44)	$11		$513
Provision for credit losses	396	3	12	—	—		411
Noninterest income	127	28	70	14	(2)		237
Noninterest expenses	194	149	72	—	10		425
(Benefit) provision for income taxes	(20)	—	6	(8)	1	(a)	(21)
Net (loss) income	$(63)	$1	$21	$(22)	$(2)		$(65)
Net credit-related charge-offs	$83	$1	$—	$—	$—		$84

Selected average balances:
Assets	$44,254	$2,864	$5,078	$14,285	$6,784		$73,265
Loans	42,593	2,075	4,936	—	—		49,604
Deposits	30,230	21,195	4,025	1,136	182		56,768

Statistical data:
Return on average assets (b)	(0.58)%	0.03%	1.69%	n/m	n/m		(0.35)%
Efficiency ratio (c)	38.47	96.03	64.28	n/m	n/m		56.57

	Business	Retail	Wealth
Three Months Ended December 31, 2019	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$403	$134	$43	$(48)	$12		$544
Provision for credit losses	3	1	(1)	—	5		8
Noninterest income	143	37	69	13	4		266
Noninterest expenses	203	156	75	—	17		451
Provision (benefit) for income taxes	79	3	9	(10)	1	(a)	82
Net income (loss)	$261	$11	$29	$(25)	$(7)		$269
Net credit-related charge-offs	$21	$—	$—	$—	$—		$21

Selected average balances:
Assets	$45,075	$2,883	$5,057	$14,054	$6,082		$73,151
Loans	43,521	2,090	4,894	—	—		50,505
Deposits	30,535	21,084	4,015	1,332	212		57,178

Statistical data:
Return on average assets (b)	2.31%	0.19%	2.26%	n/m	n/m		1.46%
Efficiency ratio (c)	37.03	89.99	66.71	n/m	n/m		55.46

	Business	Retail	Wealth
Three Months Ended March 31, 2019	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$412	$146	$48	$(15)	$15		$606
Provision for credit losses	(6)	(4)	(5)	—	2		(13)
Noninterest income	136	31	64	3	4		238
Noninterest expenses	198	145	72	—	18		433
Provision (benefit) for income taxes	82	8	11	(4)	(12)	(a)	85
Net income (loss)	$274	$28	$34	$(8)	$11		$339
Net credit-related charge-offs (recoveries)	$12	$—	$(1)	$—	$—		$11

Selected average balances:
Assets	$43,909	$2,812	$5,174	$13,585	$4,291		$69,771
Loans	42,538	2,103	5,036	—	—		49,677
Deposits	28,463	20,470	3,801	1,130	132		53,996

Statistical data:
Return on average assets (b)	2.53%	0.54%	2.67%	n/m	n/m		1.97%
Efficiency ratio (c)	36.24	81.34	64.42	n/m	n/m		50.81

(a)	Included discrete tax benefits of $3 million, $1 million and $11 million for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net (losses) gains from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

n/m - not meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended March 31, 2020	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$163	$182	$115	$86	$(33)		$513
Provision for credit losses	24	51	290	46	—		411
Noninterest income	72	36	30	87	12		237
Noninterest expenses	140	98	84	93	10		425
Provision (benefit) for income taxes	15	17	(50)	4	(7)	(a)	(21)
Net income (loss)	$56	$52	$(179)	$30	$(24)		$(65)
Net credit-related charge-offs	$3	$11	$70	$—	$—		$84

Selected average balances:
Assets	$12,899	$18,377	$11,154	$9,766	$21,069		$73,265
Loans	12,191	18,027	10,566	8,820	—		49,604
Deposits	20,748	17,466	9,204	8,032	1,318		56,768

Statistical data:
Return on average assets (b)	1.05%	1.12%	(6.45)%	1.24%	n/m		(0.35)%
Efficiency ratio (c)	58.91	44.99	58.25	53.76	n/m		56.57

				Other	Finance
Three Months Ended December 31, 2019	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$172	$194	$121	$93	$(36)		$544
Provision for credit losses	(5)	(22)	31	(1)	5		8
Noninterest income	73	52	31	93	17		266
Noninterest expenses	142	105	90	97	17		451
Provision (benefit) for income taxes	25	42	7	17	(9)	(a)	82
Net income (loss)	$83	$121	$24	$73	$(32)		$269
Net credit-related charge-offs (recoveries)	$1	$(1)	$20	$1	$—		$21

Selected average balances:
Assets	$13,098	$18,295	$11,353	$10,269	$20,136		$73,151
Loans	12,399	17,943	10,708	9,455	—		50,505
Deposits	20,443	18,107	9,045	8,039	1,544		57,178

Statistical data:
Return on average assets (b)	1.55%	2.51%	0.84%	2.84%	n/m		1.46%
Efficiency ratio (c)	57.22	42.45	59.43	51.95	n/m		55.46

				Other	Finance
Three Months Ended March 31, 2019	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income	$187	$205	$122	$92	$—		$606
Provision for credit losses	5	(1)	(11)	(8)	2		(13)
Noninterest income	72	40	32	87	7		238
Noninterest expenses	139	100	84	92	18		433
Provision (benefit) for income taxes	26	37	19	19	(16)	(a)	85
Net income	$89	$109	$62	$76	$3		$339
Net credit-related charge-offs (recoveries)	$4	$(3)	$13	$(3)	$—		$11

Selected average balances:
Assets	$13,075	$18,934	$10,911	$8,975	$17,876		$69,771
Loans	12,557	18,652	10,262	8,206	—		49,677
Deposits	19,893	16,238	8,697	7,906	1,262		53,996

Statistical data:
Return on average assets (b)	1.76%	2.33%	2.31%	3.41%	n/m		1.97%
Efficiency ratio (c)	53.66	40.91	54.62	51.28	n/m		50.81

(a)	Included discrete tax benefits of $3 million, $1 million and $11 million for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net (losses) gains from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

n/m - not meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

	March 31,	December 31,	March 31,
(dollar amounts in millions)	2020	2019	2019

Tangible Common Equity Ratio:
Common shareholders' equity	$7,402	$7,327	$7,409
Less:
Goodwill	635	635	635
Other intangible assets	3	4	5
Tangible common equity	$6,764	$6,688	$6,769

Total assets	$76,337	$73,402	$70,690
Less:
Goodwill	635	635	635
Other intangible assets	3	4	5
Tangible assets	$75,699	$72,763	$70,050

Common equity ratio	9.70%	9.98%	10.48%
Tangible common equity ratio	8.93	9.19	9.66

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,402	$7,327	$7,409
Tangible common equity	6,764	6,688	6,769

Shares of common stock outstanding (in millions)	139	142	155

Common shareholders' equity per share of common stock	$53.24	$51.57	$47.67
Tangible common equity per share of common stock	48.65	47.07	43.55
The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.